Exhibit 99.1

ANADIGICS BOARD OF DIRECTORS DETERMINES THAT A NEW OFFER OF $0.48 PER SHARE IS SUPERIOR TO THE GaAs LABS TRANSACTION

WARREN, N.J., December 16, 2015 — ANADIGICS, Inc. (Nasdaq: ANAD) today announced that, on December 15, 2015, its Board of Directors, after consultation with its financial and legal advisors, has unanimously determined that an offer from a third party to acquire all of the outstanding shares of ANADIGICS common stock for $0.48 per share in cash pursuant to an all-cash tender offer and second-step merger constitutes a "Superior Offer" within the meaning of the previously announced agreement and plan of merger with affiliates of GaAs Labs, LLC (the “Merger Agreement”). As previously announced, an affiliate of GaAs Labs commenced, on November 24, 2015, a cash tender offer to acquire all of ANADIGICS’s outstanding shares for $0.35 per share in cash.

In accordance with the terms of the Merger Agreement, ANADIGICS notified GaAs Labs of the ANADIGICS Board of Directors’s determination and intention to effect a change of recommendation and to terminate the Merger Agreement. This notice commenced a five business day period that will expire on December 22, 2015, during which ANADIGICS may not change its Board’s recommendation nor terminate the Merger Agreement and GaAs Labs has the right to make proposals to ANADIGICS.

There can be no assurance that a transaction with the third party will be consummated or that GaAs Labs will propose any adjustments to the Merger Agreement. The ANADIGICS Board has not changed its recommendation with respect to the GaAs Labs transaction, nor has it made any recommendation with respect to the third party’s proposal.

___

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of ANADIGICS common stock are being made pursuant only pursuant to the tender offer statement on Schedule TO that Aloha Holding Company, Inc. (“Aloha”) and Aloha Acquisition Sub, Inc., a wholly owned subsidiary of Aloha, filed with the SEC on November 24, 2015, as amended to date. ANADIGICS also filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on November 24, 2015, as amended to date. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

About ANADIGICS, Inc.

ANADIGICS designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. ANADIGICS’ award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect ANADIGICS’ current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe ANADIGICS’ future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in ANADIGICS’ reports filed with the Securities and Exchange Commission, including ANADIGICS’ Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

Investor Relations

Terrence Gallagher

Executive Vice President and CFO

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: +1 908 668-5000

E-mail: tgallagher@anadigics.com

2